UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 28, 2015
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 28, 2015, Timothy McGaw resigned from the Company's Board of Directors effective immediately. Mr. McGaw’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Mr. McGaw was appointed to the Company’s Board of Directors on October 24, 2013 at the request of Kevin Douglas pursuant to the terms of a Note and Warrant Purchase Agreement, dated September 23, 2013, that the Company entered into with the Douglas Irrevocable Descendants’ Trust, the K&M Douglas Trust and certain other accredited investors (the "Purchase Agreement"), under which the Company agreed to appoint one individual requested by Mr. Douglas to its Board of Directors as long as Mr. Douglas beneficially owns at least 5% of the Company's issued and outstanding common stock. Mr. Douglas has not designated a representative to be nominated for election to the Company's Board of Directors but reserved his right under the Purchase Agreement to do so at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

December 29, 2015	By:	/s/ Kenneth Lombardo
Kenneth Lombardo General Counsel